UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	GPK	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2024, Graphic Packaging International, LLC, the primary operating subsidiary of Graphic Packaging Holding Company (the “Company”), completed its previously announced private offering of $500.0 million aggregate principal amount of its 6.375% senior unsecured notes due 2032 (the “Senior Notes”). The Senior Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement between the Company, Graphic Packaging International Partners, LLC (“Parent”), Field Container Queretaro (USA), L.L.C. (the “Subsidiary Guarantor”) and BofA Securities, Inc. as representative of the initial purchasers. The Senior Notes will be senior unsecured obligations of the Company and will be guaranteed by Parent and the Subsidiary Guarantor, as well as by any of the Company’s additional existing and future material domestic subsidiaries that guarantee obligations under its Fourth Amended and Restated Credit Agreement, as amended, by and among the Company and certain of its subsidiaries as Borrowers, the lenders and agents named therein, and Bank of America, N.A., as Administrative Agent, dated as of April 1, 2021, and its existing senior notes due 2024, 2026, 2027, 2028, 2029, and 2030.

The Senior Notes were issued pursuant to the Ninth Supplemental Indenture (the “Supplemental Indenture”), dated as of May 13, 2024, by and among the Company, Parent, the guarantors listed therein and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to the Indenture, dated as of November 6, 2014, among Graphic Packaging International, Inc., the Guarantors party thereto and the Trustee (the “Base Indenture”). The Supplemental Indenture and the Base Indenture are collectively referred to herein as the “Indenture.” The Indenture provides that interest on the Senior Notes will accrue from May 13, 2024 and is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2025. The Senior Notes mature on July 15, 2032.

At any time on or after May 15, 2027, the Company may redeem the Senior Notes, in whole or in part, at its option, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest up to, but not including the redemption date. Prior to May 15, 2027, the Company may redeem the Senior Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest, plus the “make-whole” premium set forth in the Indenture. We may also redeem up to 35% of the Senior Notes on or prior to May 15, 2027 with the proceeds of certain equity offerings at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its subsidiaries to create liens and merge or consolidate. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Senior Notes, failure to make payments of interest on the Senior Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Base Indenture and the Supplemental Indenture, which are incorporated by reference or attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

(4.1)	Base Indenture, dated as of November 6, 2014, by and among Graphic Packaging International, Inc., the guarantors listed therein and U.S. Bank, National Association. Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 6, 2014 and incorporated herein by reference.

(4.2)	Ninth Supplemental Indenture, dated as of May 13, 2024, by and among Graphic Packaging International, LLC, Graphic Packaging International Partners, LLC, the guarantors listed therein and U.S. Bank Trust Company, National Association (including the form of Note attached as an exhibit thereto).

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING HOLDING COMPANY
(Registrant)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Executive Vice President, General Counsel and Secretary

Dated: May 13, 2024